Exhibit 10.2

AMENDMENT NO. 3 TO

TRANSACTION BONUS AGREEMENT

THIS AMENDMENT NO. 3 TO TRANSACTION BONUS AGREEMENT (“Amendment”) is entered into this 18th day of June, 2013 (the “Effective Date”), by and between ANIP Acquisition Company (the “Company”) and Charlotte Arnold (the “Executive”).

WHEREAS, the Executive currently is employed by the Company as its Chief Executive Officer;

WHEREAS, the Company and the Executive are parties to that Transaction Bonus Agreement dated as of September 22, 2012, as previously amended by amendments dated December 28, 2012 and April 12, 2013 (the “Original Agreement”);

WHEREAS, the Company executed an Amended and Restated Agreement and Plan of Merger in connection with the BioSante Transaction on April 12, 2013, in connection with the BioSante Transaction, the consummation of which is expected to occur on or about June 19, 2013;

WHEREAS, pursuant to the Original Agreement, upon the consummation of the BioSante Transaction, Executive is to receive the Closing Date Bonus in cash, provided such cash is immediately used to purchase shares of the Series D Preferred Stock of the Company, which will be exchanged for shares of BioSante common stock in the BioSante Transaction;

WHEREAS, in connection with the BioSante Transaction, Executive has entered into a lock-up agreement with BioSante, pursuant to which Executive has agreed not to sell any of the shares of BioSante common stock which it receives in the BioSante Transaction for a period of six months except to the extent that no more than 50% of such shares are sold pursuant to a Rule 10b5-1 trading plan adopted by Executive prior to the consummation of the BioSante transaction (the “Rule 10b5-1 trading plan”);

WHEREAS, following the consummation of the BioSante Transaction, it is expected that BioSante will effect a reverse stock split (the “Split”), change its corporate name and the trading symbol of its shares of common stock (the “Name Change”), either of which event would terminate a Rule 10b5-1 trading plan;

WHEREAS, in view of the foregoing, the Company and the Executive agree that the first sale under a Rule 10b5-1 trading plan should not be effected until after the effective date of the Split and the Name Change have occurred;

WHEREAS, as a consequence, the Executive has agreed to enter into a Rule 10b5-1 trading plan with a Approved Broker/Dealer on or about the date of the Split and the Name Change, as provided on Exhibit A hereto;

WHEREAS, pursuant to the Original Agreement, the Trust would not release any Shares until the expiration of the Lock-up Period; and

WHEREAS, the Company and Executive desire by this writing to amend certain provisions of the Original Agreement relating to the timing of the release of Shares from the Trust.

NOW THEREFORE, each Party, intending to be legally bound, does hereby agree as follows:

1.                                      DEFINITIONS:

Capitalized terms used herein and not defined shall have the meanings given to them in the Original Agreement.

2.                                      DATE OF PAYMENT

(a)                                 The Trust will hold and not release any Shares until the earlier of August 14, 2013, which is expected to be the first Wednesday following the effective date of the Executive’s Rule 10b5-1 trading plan (such date, the “Initial Release Date”); provided, however, that if the Board of Directors of BioSante Pharmaceuticals, Inc. (“BioSante”) determines that it is in the best interests of BioSante to postpone the first release by a period not to exceed thirty (30) days, it shall be entitled to extend the Initial Release Date to any Wednesday within such thirty (30) day period by delivering written notice thereof to the Executive, which date shall then be deemed to be the “Initial Release Date” hereunder. The Company will notify the trustee of the Trust in writing at least two (2) Business Days prior to the occurrence of the Initial Release Date. On each Wednesday following the Release Date, the Trust will release the Shares in equal weekly installments (rounded to the nearest whole Share) through and including March 5, 2014 (the “Release Period”), to an Approved Broker/Dealer on behalf of the Executive; provided, however, that the number of Shares released will not (i) in the aggregate, exceed 50% of the Shares and (ii) in any given week during the Release Period exceed two times the maximum number of Shares that can be sold under Rule 144, promulgated under the Securities Act of 1933, as amended, in such week. Any Shares not released as a result of clause (ii) of the preceding proviso shall be released pro rata over the remaining Release Period, subject to the limitations of the same proviso.

(c)                                  On each Wednesday during the Release Period, the Company will provide Executive and the Approved Broker/Dealer with a calculation of the amount of withholding taxes (including FICA and income) that will be payable on the Shares to be released on such Wednesday (the “Taxes”). Such calculation will be based on the then current trading price of the Shares.

(d)                                 For purposes hereof, an “Approved Broker/Dealer” means a broker/dealer, designated by Executive in writing to the Company and Trust, who has agreed in writing to sell, as promptly as practicable, out of the Shares then or previously released to it by the Trust, a number of the Shares, rounded to the nearest whole number of Shares, equal the number specified in the Rule 10b5-1 trading plan as then in effect, for the relevant sale date and a 3 Business Day period thereafter. Any Approved Broker/Dealer shall have acknowledged receipt of instructions to remit the proceeds of each sale of Shares, up to the amount of the Taxes, to the Company as promptly as practicable.

3.                                      MISCELLANEOUS

(a)                                 The Company agrees that it will take such actions as may be necessary to permit the sale of the Shares in accordance with the terms set forth in Section 2.

(b)                                 Except as expressly amended hereby, the Original Agreement shall remain in full force and effect following the execution and delivery of this Amendment.

(c)                                  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

(d)                                 The validity, construction, and effect of this Amendment shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof).

[signatures continued on following page]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the Effective Date.

EXECUTIVE:

/s/ Charlotte Arnold
Charlotte Arnold

THE COMPANY:

ANIP ACQUISITION COMPANY

By:	Arthur S. Przybyl
Name: Arthur S. Przybyl
Title: President and Chief Executive Officer

Exhibit A

FORM OF ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (“Agreement”) is entered into this      day of June, 2013 (the “Effective Date”), by and among ANIP Acquisition Company (“ANIP”), BioSante Pharmaceuticals, Inc. (“BioSante”) and Charlotte Arnold (the “Executive”).

WHEREAS, ANIP, BioSante and ANI Merger Sub, Inc., a wholly owned subsidiary of BioSante (“Merger Sub”), executed an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) on April 12, 2013, pursuant to which, upon the terms and subject to the conditions contained therein, Merger Sub will merge with and into ANIP, with ANIP surviving as a wholly owned subsidiary of BioSante (the “Merger”), on or about June 19, 2013;

WHEREAS, in connection with the Merger Agreement, Executive has entered into a lock-up agreement with BioSante (the “Lock-up Agreement”), pursuant to which Executive has agreed, among other things, not to sell any of the shares of BioSante common stock which she will receive in the Merger (the “Merger Shares”) for a period of 180 days from the closing date of the Merger, except to the extent that no more than 50% of such Merger Shares are sold pursuant to a trading plan adopted by Executive pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Rule 10b5-1 trading plan”), prior to the effective time of the Merger, which Rule 10b5-1 trading plan is designed to permit Executive to cover tax withholding obligations attributable to her receipt of the Merger Shares;

WHEREAS, following the consummation of the Merger, it is anticipated that BioSante will effect a reverse stock split (the “Split”), change its corporate name and change the trading symbol of its common stock, either of which event would terminate automatically the Rule 10b5-1 trading plan desired to be entered into by Executive prior to the effective time of the Merger; and

WHEREAS, the parties hereto desire to enter into this Agreement for purposes of memorializing (1) Executive’s intent to enter into a 10b5-1 trading plan designed to permit Executive to cover tax withholding obligations attributable to her receipt of the Merger Shares on the terms set forth herein prior to the effective time of the Merger and Executive’s intent, in light of the anticipated Split and change in trading symbol, to enter into the Rule 10b5-1 trading plan as soon as reasonably practicable after the completion of the Split, change its corporate name and change in trading symbol; and (2) the agreement among the parties hereby that sales of no more than 50% of the Merger Shares by Executive pursuant to the Rule 10b5-1 trading plan entered into by Executive as soon as reasonably practicable after the completion of the Split and change in trading symbol will be an exception to the restriction on sales of the Merger Sales by Executive under the Lock-Up Agreement.

NOW THEREFORE, each of the parties hereto, intending to be legally bound, does hereby agree as follows:

1.                                      TERMS

(a)                                 As soon as reasonably practicable after the completion of the Split and change in trading symbol, Executive hereby agrees to enter into a Rule 10b5-1 trading plan on substantially the same terms provided for in Exhibit A hereto. Upon the occurrence of the Split, the share numbers in Exhibit A will be updated to give effect thereto and such updated Exhibit A will be attached to this Agreement.

(b)                                 Each of ANIP, BioSante and Executive hereby agrees that by executing this Agreement, sales of no more than 50% of the Merger Shares by Executive pursuant to the Rule 10b5-1 trading plan adopted by Executive pursuant to Section 1(a) above will be an exception to the restriction on sales of the Merger Shares by Executive under the Lock-Up Agreement.

2.                                      MISCELLANEOUS

(a)                                 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

(b)                                 The validity, construction, and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof).

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IN WITNESS WHEREOF, ANIP, BioSante and the Executive have executed this Agreement as of the Effective Date.

EXECUTIVE:

Charlotte Arnold

ANIP ACQUISITION COMPANY

By:
Name:
Title:

BIOSANTE PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit A

Trading Plan

1.                                      First Sale: Within 3 Business Days following the initial release of shares from the Rabbi Trust (the “Initial Release Date”), which will be the later of (a) August 14, 2013 and (b) a date not more than thirty days after August 14, 2013, if determined by the BioSante board of directors to be in the best interest of BioSante.

2.                                      Last Sale: Within 3 Business Days following March 4, 2014.

3.                                      Proceeds: Proceeds from sales up to the amount of any taxes due will be distributed to BioSante by the Broker/Dealer, as soon as practicable.

4.                                      Sales: Assuming the Split occurs, then shares will be released from the Rabbi Trust on a weekly pro rata basis and 37.1% of the shares so released will be sold, assuming that no scheduled release under such Rabbi Trust will be subject to Section 144 restrictions. By way of example:

A. If the Initial Release Date occurs on August 14, 2013:

Sale Date	Shares Released*	Shares to be Sold*	Type of Order	Duration of Order
08/14/2013	20,525	7,615	Limit $.99 NH	3 Business Days
08/21/2013	20,525	7,615	Limit $.99 NH	3 Business Days
08/28/2013	20,525	7,615	Limit $.99 NH	3 Business Days
09/04/2013	20,525	7,615	Limit $.99 NH	3 Business Days
09/11/2013	20,525	7,615	Limit $.99 NH	3 Business Days
09/18/2013	20,525	7,615	Limit $.99 NH	3 Business Days
09/25/2013	20,525	7,615	Limit $.99 NH	3 Business Days
10/02/2013	20,525	7,615	Limit $.99 NH	3 Business Days
10/09/2013	20,525	7,615	Limit $.99 NH	3 Business Days
10/16/2013	20,525	7,615	Limit $.99 NH	3 Business Days
10/23/2013	20,525	7,615	Limit $.99 NH	3 Business Days
10/30/2013	20,525	7,615	Limit $.99 NH	3 Business Days
11/06/2013	20,525	7,615	Limit $.99 NH	3 Business Days
11/13/2013	20,525	7,615	Limit $.99 NH	3 Business Days

*  Share numbers to be adjusted promptly after occurrence of the Split following which a revised Exhibit A will be attached to the Agreement.

11/22/2013	20,525	7,615	Limit $.99 NH	3 Business Days
11/27/2013	20,525	7,615	Limit $.99 NH	3 Business Days
12/04/2013	20,525	7,615	Limit $.99 NH	3 Business Days
12/11/2013	20,525	7,615	Limit $.99 NH	3 Business Days
12/18/2013	20,525	7,615	Limit $.99 NH	3 Business Days
12/26/2013	20,525	7,615	Limit $.99 NH	3 Business Days
01/02/2014	20,525	7,615	Limit $.99 NH	3 Business Days
01/08/2014	20,525	7,615	Limit $.99 NH	3 Business Days
01/15/2014	20,525	7,615	Limit $.99 NH	3 Business Days
01/22/2014	20,525	7,615	Limit $.99 NH	3 Business Days
01/29/2014	20,525	7,615	Limit $.99 NH	3 Business Days
02/05/2014	20,525	7,615	Limit $.99 NH	3 Business Days
02/12/2014	20,525	7,615	Limit $.99 NH	3 Business Days
02/25/2014	20,525	7,615	Limit $.99 NH	3 Business Days
03/05/2014	20,539	7,620	Limit $.99 NH	3 Business Days

B. Assuming the Release Date is September 4, 2013:

Sale Date	Shares Released*	Shares to be Sold*	Type of Order	Duration of Order
09/04/2013	22,894	8,494	Limit $.99 NH	3 Business Days
09/11/2013	22,894	8,494	Limit $.99 NH	3 Business Days
09/18/2013	22,894	8,494	Limit $.99 NH	3 Business Days
09/25/2013	22,894	8,494	Limit $.99 NH	3 Business Days
10/02/2013	22,894	8,494	Limit $.99 NH	3 Business Days
10/09/2013	22,894	8,494	Limit $.99 NH	3 Business Days
10/16/2013	22,894	8,494	Limit $.99 NH	3 Business Days
10/23/2013	22,894	8,494	Limit $.99 NH	3 Business Days
10/30/2013	22,894	8,494	Limit $.99 NH	3 Business Days

11/06/2013	22,894	8,494	Limit $.99 NH	3 Business Days
11/13/2013	22,894	8,494	Limit $.99 NH	3 Business Days
11/22/2013	22,894	8,494	Limit $.99 NH	3 Business Days
11/27/2013	22,894	8,494	Limit $.99 NH	3 Business Days
12/04/2013	22,894	8,494	Limit $.99 NH	3 Business Days
12/11/2013	22,894	8,494	Limit $.99 NH	3 Business Days
12/18/2013	22,894	8,494	Limit $.99 NH	3 Business Days
12/26/2013	22,894	8,494	Limit $.99 NH	3 Business Days
01/02/2014	22,894	8,494	Limit $.99 NH	3 Business Days
01/08/2014	22,894	8,494	Limit $.99 NH	3 Business Days
01/15/2014	22,894	8,494	Limit $.99 NH	3 Business Days
01/22/2014	22,894	8,494	Limit $.99 NH	3 Business Days
01/29/2014	22,894	8,494	Limit $.99 NH	3 Business Days
02/05/2014	22,894	8,494	Limit $.99 NH	3 Business Days
02/12/2014	22,894	8,494	Limit $.99 NH	3 Business Days
02/25/2014	22,894	8,494	Limit $.99 NH	3 Business Days
03/05/2014	22,889	8,490	Limit $.99 NH	3 Business Days